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                                                                    Exhibit 99.1

   LifeFX Announces Definitive Agreement to Sell Company Assets; Company Files
            Voluntary Chapter 11 Petition and Signs Letter of Intent
                        with Safeguard Scientifics, Inc.


NEWTON, Mass.--(BUSINESS WIRE)--May 10, 2002--LifeF/X, Inc. (OTCBB:LEFX) today announced that it has signed a Letter of Intent, to sell substantially all of its assets to Safeguard Scientifics, Inc., and has, together with its subsidiary, filed for protection under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Nevada.

Subject to Bankruptcy Court approval, Safeguard also agreed to provide up to $1.5 million of debtor-in-possession (DIP) financing. LifeFX intends to continue operating its businesses normally during the reorganization process, fulfilling customer support services, and developing new opportunities.

"This agreement with Safeguard represents a key aspect of LifeFX's go forward plan," said Dennis J. Crane, acting CEO. "Safeguard has been a supporter of our unique technology and our benefits proposition for enhancing Web sites and other digital platforms. This step will allow LifeFX to operate in a manner better aligned with current market realities, and to increase our focus on delivering value to customers."

"Safeguard has worked closely with LifeFX over the past 18 months. We believe the company has a timely opportunity to convert its proprietary technology into an appealing and valuable product offering", noted Bob Crowley, Managing Director of Software Operations of Safeguard. "This reorganization will give the Company the time and resources needed to continue validating its offering in the market, and to build the volume and market momentum essential to sustained, profitable growth."

Under the terms of the Letter of Intent and pursuant to Sections 363 and 365 of the Bankruptcy Code, Safeguard has agreed to acquire substantially all of the assets in exchange for the obligations owing under Safeguard's pre-bankruptcy loans to LifeFX, the $1.5 million DIP financing and cash in the amount of $200,000.

In addition, Safeguard will be assuming certain contracts, paying the cure amounts on such contracts and employing many of LifeFX's employees. LifeFX expects that the purchase price payable by Safeguard will be insufficient to cover all of the Company's liabilities and therefore, LifeFX does not anticipate that stockholders will receive any distribution upon completion of the bankruptcy proceedings.

Consummation of the transaction is subject to negotiation of a definitive purchase agreement, as well as the completion of a bankruptcy court supervised auction process and bankruptcy court approval.

The Letter of Intent also provides that if LifeFX completes an alternate transaction with another bidder, it must pay Safeguard a fee of $300,000 and reimbursement of expenses

About LifeFX

LifeFX, Inc., a Safeguard Scientifics partner company, is the leading developer of extraordinary, life-like Stand-In(TM) Digital People for the Internet.

LifeFX's FaceXpress(TM) software enables Web designers and developers to dramatically enhance new and existing Web sites. FaceXpress(TM) makes sites more engaging and effective by conveniently managing the content, expressions and motions of Stand-Ins. For more information about LifeFX, and to download a free trial of the FaceXpress software, visit http://www.lifefx.com.


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About Safeguard

Safeguard Scientifics (NYSE:SFE) (www.safeguard.com) is an operating company that creates long-term value by focusing on technology-related companies that are developed through superior operations and management support. Safeguard acquires and operates companies in three principal areas: business and IT services, software and emerging technologies.

Forward-Looking Statements

Certain information contained in this press release includes "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

This information can be identified by the use of words like "expects," "will," "should," "believes," "intends" or "estimates" or similar expressions, and includes the statements with respect to the completion of the asset sale to Safeguard, the level of service during the sale process and the inability to make a distribution to stockholders.

Such statements represent the Company's judgment and involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, the completion and approval of the asset sale and a potential offer by a different purchaser.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward- looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.

CONTACT: LifeFX, Inc
DJ Crane, 617/964-4200